UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): July 1, 2023

NEXTPLAT CORP
(Exact Name of Registrant as Specified in its Charter)

Nevada	001-40447	65-0783722
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

3250 Mary St., Suite 410
Coconut Grove, FL 33133
(Address of principal executive offices and zip code)

(305) 560-5355
(Registrant’s telephone number, including area code)

(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-14(c)).

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol (s)	Name of each exchange on which registered
Common Stock, par value $0.0001	NXPL	The Nasdaq Stock Market, Inc.
Warrants	NXPLW	The Nasdaq Stock Market, Inc.

Item 2.01. Completion of Acquisition or Disposition of Assets

As previously disclosed, NextPlat Corp (the "Company") has made a series of investments in Progressive Care Inc. (OTCQB: RXMD) ("Progressive Care") beginning with an initial investment that closed on September 2, 2022.

On July 1, 2023, each of the Company, Charles M. Fernandez, and Rodney Barreto exercised common stock purchase warrants and were issued common stock shares from  Progressive Care.  The Company exercised common stock warrants on a cashless basis and received 402,269 shares of Progressive Care common stock.  The Company also exercised common stock warrants on a cash basis and paid consideration in the amount of $506,000 in return for 230,000 shares of Progressive Care common stock.  Mr. Fernandez exercised common stock warrants on a cashless basis and received 211,470 shares of Progressive care common stock.  Mr. Barreto exercised common stock warrants on a cashless basis and received 130,571 shares of Progressive Care common stock. After these warrant exercises, the aggregate number of shares of Progressive Care common stock owned by the Company, Mr. Fernandez, and Mr. Barreto represent 53% of Progressive Care’s issued and outstanding common stock.

On June 30, 2023, the Company entered into a voting agreement with Messrs. Fernandez and Barreto pursuant to which Messrs. Fernandez and Barreto agreed to vote all of their shares of Progressive Care common stock (whether owned directly or indirectly) in the same manner that the Company votes its shares of Progressive Care common stock at any annual or special shareholders meeting of the stockholders of Progressive Care, and whenever the holders of Progressive Care’s common stock act by written consent. The voting agreement has a perpetual term.

As a result of the common stock warrant purchases and the entry into the voting agreement, the Company concluded that there was a change in control of Progressive Care with the Company having the right to control more than 50 percent of the voting interests in Progressive Care as of July 1, 2023 through the concurrent warrant exercises and voting agreement noted above.

As a result of the change in control of Progressive Care, the Company is filing this report to provide the financial statements and pro forma financial information required by Items 9.01(a) and 9.01(b) of Form 8-K, respectively.

Item 9.01. Financial Statements and Exhibits.

a.	Financial Statements of Business Acquired.

The audited consolidated financial statements of Progressive Care Inc., for the years ended December 31, 2022 and 2021, the accompanying notes thereto and the related Independent Registered Public Accounting Firm's Report, are attached hereto as Exhibit 99.1.

The unaudited consolidated financial statements of Progressive Care Inc., for the three and six month ended June 30, 2023 and 2022, and the accompanying notes thereto, are attached hereto as Exhibit 99.2.

b.	Pro Forma Financial Information.

The unaudited pro forma condensed combined balance sheet of NextPlat Corp and Progressive Care, Inc. as of June 30, 2023 and the unaudited pro forma condensed combined statement of operations of NextPlat Corp and Progressive Care, Inc. for the year ended December 31, 2022, and the six months ended June 30, 2023, are attached hereto as Exhibit 99.3.

Exhibits.

Exhibit No.	Description

23.1	Consent of Daszkal Bolton LLP
99.1
Audited Consolidated Financial Statements of Progressive Care Inc. as of and for the years ended December 31, 2022 and 2021, the accompanying notes thereto and the related Independent Registered Public Accounting Firm's Report

99.2	Unaudited Consolidated Financial Statements of Progressive Care, Inc. as of and for the three and six months ended June 30, 2023 and for the year ended December 31, 2022
99.3	Unaudited pro forma condensed combined Balance Sheet of NextPlat Corp and Progressive Care Inc. as of June 30, 2023 and the unaudited pro forma condensed combined Statement of Operations of NextPlat Corp and Progressive Care Inc. for the year ended December 31, 2022, and the six months ended June 30, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEXTPLAT CORP

	By:	/s/ Charles M. Fernandez
	Name:	Charles M. Fernandez
	Title:	Chairman and Chief Executive Officer

Dated: September 11, 2023